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                                                                  Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report to the Board of Directors of Johnson & Higgins dated March 11, 1997. It should be noted that we have not audited any financial statements of Johnson & Higgins subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                                   /s/ ARTHUR ANDERSEN LLP
                                                  ------------------------
                                                  ARTHUR ANDERSEN LLP

April 4, 1997
New York, New York